Exhibit 99.1

                                  NEWS RELEASE
                             FOR IMMEDIATE RELEASE

                         HIENERGY TECHNOLOGIES ANNOUNCES
                  TERMINATION OF INVESTIGATION BY S.E.C. STAFF

IRVINE, Calif., Sept. 2 HiEnergy Technologies, Inc. (OTC Bulletin Board: HIET) (the "Company" or "HiEnergy") announced today that it was notified by the staff of the Securities and Exchange Commission that the formal investigation of HiEnergy has been terminated with no enforcement action. The staff said that it has completed its investigation and no enforcement action has been recommended to the Commission at this time.

As previously disclosed by HiEnergy, the Commission authorized a formal investigation and delivered a Wells Notice to the Company in June 2004, advising it of the staff's intention to recommend enforcement action against the Company. During the course of the investigation, HiEnergy has cooperated with the Commission and its staff.

"We are pleased that the S.E.C staff decided not to recommend any enforcement action against HiEnergy," said Dr. Bogdan C. Maglich, HiEnergy's Chairman and CEO. "We appreciate the opportunity which the Commission gave us to cooperate with its investigation, and we would like to thank those who have been involved for their diligent effort."

ABOUT HIENERGY TECHNOLOGIES, INC.

HiEnergy Technologies, Inc. ("HiEnergy", together with its subsidiaries, the "Company") is a nuclear particle detection technology company focused on the commercialization of the world's first "stoichiometric" explosive diagnostic devices, including (i) the CarBomb Finder(TM) 3C4, a vehicle-borne system, for the detection and identification of car bombs, and (ii) the SIEGMA(TM) 3E3, a portable suitcase-borne system for the detection and identification of home-made bombs, also known as Improvised Explosive Devices or IEDs. The Company is marketing its devices to governmental and private entities and is negotiating licenses for distribution of its devices with various industry partners.


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The  Company  also  continues  to  focus  on the  research  and  development  of additional applications of its technologies and their further exploitation, both internally and through collaboration with third parties. HiEnergy is currently developing prototypes in programs with the U.S. Department of Defense and the Department of Homeland Security for other related uses of its core technology. Recently, it entered into a funded cooperative development agreement with the U.S. Transportation Security Administration (TSA) to produce a proof of concept which incorporates the Company's SuperSenzor(TM) technology into a baggage screening system. The Company's "stoichiometric" technology, or Stoitech(TM) has been incorporated into additional prototype applications which, if the Company is able to raise the funds necessary to commercialize them, will be the next products it attempts to launch: (i) an in-ground explosive screening system, the CarBomb Finder(TM) 3C5, (ii) an anti-tank landmine detector; (iii) an unexploded ordnance detector, which is also useful to detect IEDs; and (iv) a device the Company calls a "Refractorymeter," which can detect fissures or erosions in the ceramic lining of oil cracking tanks.

FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements; as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the Company to which this release pertains. The actual results of the specific items described in this release, and the Company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the Company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the Company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the Company. The Company disclaims any obligation to update information contained in any forward-looking statement.


MEDIA CONTACTS:
Karen Gleason
Going Global Communications E
949-702-3409
info@ggcpr.com

INVESTOR RELATIONS:
Paul Knopick
&E Communications
949-707-5365
pknopick@eandecommunications.com